Exhibit 5.1

February 17, 2026

GeoVax Labs, Inc.
1955 Lake Park Dr. Suite 300
Smyrna, Georgia 30080

Re: Registration Statement on Form S-3 (File No. 333-277585)

Ladies and Gentlemen:

We have acted as securities counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with a prospectus supplement, dated February 13, 2026 (the “Prospectus Supplement”) to the base prospectus (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) that forms a part of the Registration Statement on Form S-3 (Registration No. 333-277585) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act“), filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 1, 2024 and declared effective on March 13, 2024, which Prospectus relates to the offering of (i) 402,000 shares (the “Offered Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 30,902 shares of Common Stock (the “Pre-Funded Warrant Shares” and, together with the Offered Shares and the Pre-Funded Warrants, the “Securities”), all pursuant to that certain Securities Purchase Agreement, dated as of February 13, 2026 (the “Agreement”), between the Company and the purchasers identified on each signature page thereto, and the closing of the transactions provided for therein (the “Transaction”).

We have examined the Registration Statement and Prospectus that forms a part thereof related to the offering of the Securities. We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s certificate of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Prospectus Supplement and the issuance of the Securities, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that: (i) the Offered Shares have been duly authorized by all necessary corporate action on the part of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, the Common Stock will be validly issued, fully paid and non-assessable, (ii) when the Pre-Funded Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor in the manner contemplated by the Registration Statement and the Prospectus, the Pre-Funded Warrants will constitute valid and legally binding obligation of the Company enforceable against the Company in accordance with their terms; and (iii) the Pre-Funded Warrant Shares when issued and delivered against payment therefor upon the exercise of the Pre-Funded Warrants in accordance with their terms, the shares will be duly authorized, validly issued, fully paid and non-assessable.

WBD (US) 4923-5028-0336

GeoVax Labs, Inc.

February 17, 2026

This opinion is limited to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution, as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that purchasers of the Company’s Offered Shares and Pre-Funded Warrants offered pursuant to the Registration Statement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

Womble Bond Dickinson (US) LLP

WBD (US) 4923-5028-0336